Exhibit 99.1

Alight Announces CEO Transition

Rohit Verma to succeed Dave Guilmette on January 1, 2026

CHICAGO—November 24, 2025—Alight, Inc. (NYSE: ALIT) (the “Company”), a leading cloud-based human capital and technology-enabled services provider, announced that the Company’s Board of Directors (the “Board”) has appointed Rohit Verma as Chief Executive Officer (CEO) and a member of its Board, effective January 1, 2026. Dave Guilmette will step down as CEO and from the Company’s Board on December 31, 2025.

“Alight has an over 40-year history as the leading integrated benefits administration services provider with a profound understanding of how to scale the complexity of today’s benefits environment,” said Russell P. Fradin, Chair of Alight’s Board of Directors. “Rohit brings a proven history of providing stellar service and delivering meaningful growth. We believe he is the right leader to help Alight deliver the best benefit services and outcomes to clients and their employees, and he will be an outstanding leader for Alight colleagues.”

Verma currently serves as president and chief executive officer and a member of the board of directors of Crawford & Company, a leading global provider of claims management and outsourcing solutions to insurance companies and self-insured entities. During his tenure as Crawford’s CEO, Verma redefined the company’s strategy and led the organization to four consecutive years of record revenue growth, delivering significant value to clients, employees and shareholders.

His expertise transcends finance, strategy, business operations, mergers and acquisitions, and includes a people-first leadership philosophy focused on client centricity. These capabilities are a strong complement to Alight’s proficiencies in client, consultant and partner relationships, pioneering developments in benefits administration, and industry knowhow across health, wealth, wellbeing and leaves administration.

Verma joined Crawford in 2017 as chief operating officer before being appointed as CEO in May 2020. Prior to this, he served in a number of senior management roles with increasing responsibility at Zurich North America and held management consulting roles at McKinsey & Company and Deloitte. Verma serves on the board of directors for Ameritas Holding Company and on industry advisory boards for Northwestern University and Georgia Institute of Technology.

“I am humbled to be joining such a purpose-driven organization as Alight with an impressive array of industry expertise and a contagious passion for its clients and the people it serves,” shared Verma. “We have a tremendous opportunity to lead through enhanced innovation, our ability to deliver service excellence, and an unmatched level of client partnership. Partnering with our Board and Alight’s talented leadership team, I have great confidence in our ability to set a strategy that continues to prioritize investments that make a difference to the millions of people we serve and advances our return to growth.”

“On behalf of the Board and the entire Alight organization, I want to thank Dave for leading significant efforts to strengthen Alight’s delivery operations, enhance our product innovations, and improve our liquidity and margins,” added Fradin. “This provides a strong foundation in our work to reimagine the client and participant benefit experiences and return to growth.”

“It has been a privilege to serve Alight and its clients,” said Guilmette. “I extend my deepest thanks to our more than 9,000 colleagues for their immense dedication to our mission of helping people be healthy and financially secure. We have accomplished much together, and I wish each of you and Rohit much continued success.”

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider for many of the world’s largest organizations and 35 million people and dependents. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more about the Alight Benefits Advantage™ at alight.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding Alight’s management and director succession plans and statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources, including the potential to return to growth. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to our ability to successfully execute the next phase of our strategic transformation, including our ability to effectively and appropriately separate the Payroll and Professional Services business, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of macroeconomic factors beyond our control, heightened interest rates or changes in monetary, trade and fiscal policies, competition in our industry, risks related to cyber-attacks and security vulnerabilities and other significant disruptions in our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential, personal or proprietary data, risks related to actions or proposals from activist stockholders, and risks related to our compliance with applicable laws and regulations, including changes thereto. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, as such factors may be updated from time to time in Alight’s filings with the SEC, which are, or will be, accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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Media Contact:

Mariana Fischbach

mariana.fischbach@alight.com

Investor Contact:

Jeremy Cohen

investor.relations@alight.com